      As filed with the Securities and Exchange Commission on May 30, 2000

                                       REGISTRATION STATEMENT NO. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            ZOLL MEDICAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     MASSACHUSETTS                                       04-2711626
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                32 SECOND AVENUE
                              BURLINGTON, MA 01803
                                 (781) 229-0020
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               401(K) SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)

                             ----------------------

                                RICHARD A. PACKER
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                            ZOLL MEDICAL CORPORATION
                                32 SECOND AVENUE
                              BURLINGTON, MA 01803
                                 (781) 229-0020

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                 With a Copy to:

                             RAYMOND C. ZEMLIN, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
  Title of Securities Being           Amounts to be        Proposed Maximum            Proposed Maximum              Amount of
          Registered                 Registered (1)   Offering Price Per Share(2)  Aggregate Offering Price       Registration Fee
====================================================================================================================================
 Common Stock, par value $.02
        Per share (3)                    40,000               $48.6875                   $1,947,500                     $515
------------------------------------------------------------------------------------------------------------------------------------
        Plan Interests                    (4)                     N/A                         N/A                       (4)
====================================================================================================================================

(1) This Registration Statement also relates to such indeterminate number of additional shares of Zoll Medical Corporation Common Stock as may be required pursuant to the Registrant's 401(k) Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $.02 per share, as reported on The Nasdaq National Market on May 24, 2000.

(3) This Registration Statement also relates to the rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated as of June 8, 1998. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such Common Stock. Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for the Common Stock.

(4) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   PLAN INFORMATION.*

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


     * Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8. The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1).


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     We hereby incorporate by reference the following documents which we have previously filed with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended, (the "Exchange Act"):

     (a) our annual report on Form 10-K filed with the Securities and Exchange Commission on December 30, 1999;

     (b) our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on February 15, 2000 and May 16, 2000;

     (c) our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 1999, as amended on December 29, 1999, January 18, 2000 and January 28, 2000; and

     (d) the description of our Common Stock contained in the Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on May 15, 1992, including any amendments or reports filed for the purposes of updating such description.

     In addition, all documents we have subsequently filed with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares to be offered hereby will be passed upon for Zoll Medical Corporation by Goodwin, Procter & Hoar LLP Boston, Massachusetts, counsel to Zoll Medical Corporation. A professional corporation controlled by Raymond C. Zemlin, our Clerk, is a partner of Goodwin, Procter & Hoar LLP which receives compensation from us for rendering legal services.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our restated articles of organization provide that a director shall not have personal liability to us or our shareholders for monetary damages arising out of the director's breach of fiduciary duty as a director, provided, however, that such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law dealing with liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of our articles of organization shall adversely effect these provisions for acts occurring prior to such amendment.

     Our amended and restated by-laws further provide that, except as limited by law, we shall indemnify each person who is or was a director or officer of our company and each person who is or was a director or officer of our company who is serving, or shall have served, at our request, as director, officer, employee, trustee, partner or other agent of another organization or in any capacity with respect to any employee benefit plan of our company, against all expenses actually and reasonably incurred (including attorneys' fees and distributions), judgments, awards, fines and penalties and reasonable amounts paid in settlement of a proceeding incurred by him or on his behalf in connection with, or arising out of, the defense or disposition of any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may be involved by reason of being or having been such a director or officer or as a result of service with respect to any such employee benefit plan. We shall not indemnify any director or officer who did not act in the good faith and reasonable belief that his actions were in the best interests of the company or, with respect to a criminal matter, who did not have reasonable cause to believe that his conduct was lawful. Additionally, our by-laws provide that no indemnification shall be provided to a director or officer with respect to any proceeding by or in the right of the company or if it is determined that such party received an improper personal benefit, provided that expenses incurred in successfully defending an allegation of improper personal benefit may be paid by the company if approved by the Board of Directors. Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation or, to the extent such matter is related to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     The effect of these provisions would be to permit indemnification by us for, among other liabilities, liabilities arising out of the Securities Act.

     Section 67 of the Massachusetts Business Corporation Law also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have procured a directors' and officers' liability and company reimbursement liability insurance policy that (i) insures our directors and officers against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and
(ii) insures us against losses (above a deductible amount) arising from any such claims, but only if we are required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of our amended and restated articles of organization or amended and restated by-laws.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

Item 8.   EXHIBITS.

     The following is a complete list of exhibits filed as part of this Registration Statement.

EXHIBITS

       *4.1    Zoll Medical Corporation Restated Articles of Organization
       *4.2    Zoll Medical Corporation Amended and Restated By-laws
      **4.3    Shareholder Rights Plan
        5.1    Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
       23.1    Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)
       23.2    Consent of Ernst & Young LLP
       24.1    Powers of Attorney (included on signature pages to this
               Registration Statement)

* Incorporated by reference to the relevant exhibit to the Zoll Medical Corporation Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on May 15, 1992 (Registration Statement No. 33-47937).

** Incorporated by reference to the relevant exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 1998.

We hereby undertake that we will submit or have submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and have made all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code.

Item 9.   UNDERTAKINGS.

     (a) Zoll Medical Corporation hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; and

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Zoll Medical Corporation pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) Zoll Medical Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Zoll Medical Corporation's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Zoll Medical Corporation pursuant to the foregoing provisions, or otherwise, Zoll Medical Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Zoll Medical Corporation of expenses incurred or paid by a director, officer or controlling person of Zoll Medical Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Zoll Medical Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Zoll Medical Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, The Commonwealth of Massachusetts on this 26th day of May, 2000.


                                Zoll Medical Corporation


                                By: /s/ Richard A. Packer
                                   --------------------------------------------
                                                 Richard A. Packer
                                       Chief Executive Officer and President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Richard A. Packer and A. Ernest Whiton such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                         TITLE                                 DATE
              ---------                         -----                                 ----

/s/ Richard A. Packer             Chief Executive Officer, President               May 24, 2000
-----------------------------     and Director (Principal Executive Officer)
Rchard A. Packer

/s/ A. Ernest Whiton              Chief Financial Officer (Principal               May 26, 2000
-----------------------------     Financial and Accounting Officer)
A. Ernest Whiton

/s/ Willard M. Bright             Director                                         May 26, 2000
-----------------------------
Willard M. Bright

                                  Director                                         ------------
-----------------------------
Thomas M. Claflin, II

/s/ James W. Biondi               Director                                         May 24, 2000
-----------------------------
James W. Biondi

/s/ M. Stephen Heilman            Director                                         May 24, 2000
------------------------------
M. Stephen Heilman


/s/ Daniel M. Mulvena
------------------------------     Director                     May 24, 2000
Daniel M. Mulvena

/s/ Benson F. Smith
------------------------------     Director                     May 24, 2000
Benson F. Smith


     Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the Plan) has duly caused this Form S-8 Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Burlington, The Commonwealth of Massachusetts on this 26th day of May, 2000.


                            ZOLL MEDICAL CORPORATION 401(K)
                            SAVINGS PLAN


                            By:  Zoll Medical Corporation
                                 Plan Administration of the 401(k) Savings Plan

                            By: /s/ Maureen H. Callahan
                               -----------------------------------------------
                               Name: Maureen H. Callahan

                                  EXHIBIT INDEX




EXHIBIT NO.       DESCRIPTION
-----------       -----------

  *4.1            Zoll Medical Corporation Restated Articles of Organization
  *4.2            Zoll Medical Corporation Amended and Restated By-laws
 **4.3            Shareholder Rights Plan
   5.1            Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
  23.1            Consent of Goodwin, Procter & Hoar LLP (included in
                  Exhibit 5.1)
  23.2            Consent of Ernst & Young LLP
  24.1            Powers of Attorney (included on signature pages to this
                  Registration Statement)

* Incorporated by reference to the relevant exhibit to the Zoll Medical Corporation Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on May 15, 1992 (Registration Statement No. 33-47937).

** Incorporated by reference to the relevant exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 1998.